Exhibit 99.1

For Immediate Release	Contact: Kevin Stout
Landstar System, Inc.
www.landstar.com
April 22, 2020	904-398-9400

LANDSTAR SYSTEM REPORTS 2020 FIRST QUARTER RESULTS

AND ITS RESPONSE TO THE COVID-19 PANDEMIC

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported diluted earnings per share of $1.04 in the 2020 first quarter on revenue of $927.6 million. Landstar reported diluted earnings per share of $1.58 on revenue of $1.033 billion in the 2019 first quarter. Gross profit (defined as revenue less the cost of purchased transportation and commissions to agents) was $142.9 million in the 2020 first quarter compared to $155.6 million in the 2019 first quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2020 first quarter was $854.6 million, or 92 percent of revenue, compared to $953.1 million, or 92 percent of revenue, in the 2019 first quarter. Truckload transportation revenue hauled via van equipment in the 2020 first quarter was $545.3 million compared to $619.0 million in the 2019 first quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2020 first quarter was $286.3 million compared to $310.7 million in the 2019 first quarter. Revenue hauled by rail, air and ocean cargo carriers was $54.7 million, or 6 percent of revenue, in the 2020 first quarter compared to $60.7 million, or 6 percent of revenue, in the 2019 first quarter.

During the 2020 first quarter Landstar generated $99.2 million in operating cash flow, spent $5.8 million in cash capital expenditures and paid $86.3 million in dividends. Additionally, Landstar purchased 1,178,970 shares of its common stock during the 2020 first quarter at an aggregate cost of approximately $116.0 million. Currently, the Company is authorized to purchase up to 1,821,030 shares of the Company’s common

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stock under Landstar’s previously announced share purchase program. Also, Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.185 per share payable on May 29, 2020, to stockholders of record as of the close of business on May 7, 2020. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

“Overall, I was pleased with the 2020 first quarter financial results given the somewhat balanced freight environment and difficult comparisons to the record 2019 first quarter,” said Landstar’s President and Chief Executive Officer Jim Gattoni. “Landstar performed as we anticipated until the final week of the quarter. Through the first twelve weeks of the quarter, the week-to-week trends in the number of loads hauled and revenue per load on loads hauled via truck were consistent with our expectations based on historical experience. In fact, as the quarter progressed, we began to see signs that demand was improving as year-over-year comparisons eased. Unfortunately, these positive signs were completely extinguished by the impact of the coronavirus (COVID-19) pandemic. Dispatched truck load volume in the final week of the 2020 first quarter decreased significantly from the previous week as a result of actions taken by governmental authorities and businesses to reduce the spread of the coronavirus. Shelter-at-home mandates and closing of manufacturing facilities significantly affected demand for transportation by many industry segments we service. We expect those conditions to persist throughout the 2020 second quarter. Accordingly, we believe our 2020 first quarter results and operating trends will in no way provide any indication regarding what our financial results may be with respect to Landstar’s 2020 second quarter.”

Gattoni continued, “Although it is unclear as to the duration and depth of impact the coronavirus will have on the freight transportation industry, we believe Landstar is in a good position operationally and financially to withstand the most significant and rapid decline of the U.S. economy in recent history. Operationally, the decentralized nature of the Landstar model, where independent agents provide truck dispatch, freight tracking, trailer management and numerous other operational functions from over 1,200 agent locations throughout North America, provides a clear advantage in an environment where social distancing can disrupt centralized business structures. Landstar employees, however, who service agents, BCOs and other third party capacity

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providers via administrative and operational support, are centralized in two primary Company locations. In order to protect the health and well-being of all Landstar employees and their families, reduce the risk of community spread within our two primary office locations and substantially limit the potential for disruption in our administrative and operational functions, during March we transitioned over 800 of Landstar’s 1,200 corporate employees based in the United States to work-at-home. We now have over 1,000 Landstar employees working remotely. That transformation has been highly successful.”

“During the 2020 second quarter, we do not expect to take any drastic cost reduction measures that would disrupt our ability to service Landstar’s customers, agents, BCOs or other third party capacity providers or slow the progress on our technology initiatives,” Gattoni said. “Additionally, we have undertaken to provide additional financial support to Landstar’s agents and BCOs during this crisis. These initiatives will impact the Company’s earnings in the 2020 second quarter. Most notably, for each load delivered by a BCO with a confirmed delivery date from April 1 through April 30, 2020, Landstar will pay an extra $50 to each of the BCO hauling the load and the Landstar agent dispatching the load. We estimate Landstar BCOs will deliver between 60,000 and 70,000 loads in April of 2020. Also, if a Landstar BCO tests positive for COVID-19 or is placed under a mandatory quarantine by a public health authority, Landstar will provide up to $2,000 to the affected BCO.”

“In this highly unpredictable economic environment, we will not be providing revenue and earnings guidance for the 2020 second quarter. Nevertheless, as an example of how Landstar’s variable cost business model would react under certain unfavorable assumptions, it is worth noting that if one were to assume a 20% to 30% decrease in revenue in the 2020 second quarter as compared to the 2019 second quarter, plus taking into account the $100 per load cost of the additional purchased transportation and commissions to agents payable with respect to loads anticipated to be delivered by BCOs in the month of April, diluted earnings per share would be expected to be in a range of $0.70 to $0.85. This in no way should be interpreted as any sort of guidance, but rather a demonstration of the resiliency of the Landstar model, and that Landstar’s ability to generate earnings is somewhat insulated from the possible effects of a prolonged recession. Additionally, in the event that current market conditions persist, it is possible that Landstar will provide additional financial pandemic relief to its agents and/or BCOs during the 2020 second quarter which could impact the Company’s earnings.”

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“Our overarching goals throughout this crisis are to preserve the culture and strength of the Landstar network while keeping the participants in our network safe. We expect near-term revenue and earnings to be significantly adversely impacted by the current economic environment, but ultimately expect to generate sufficient operating cash flow to pay all members of our network in a timely manner, pay the regular quarterly dividend, fund our technology initiatives and pay finance lease obligations. We will be prudent in our approach to share purchases over the next few months as the depth and duration of the crisis becomes clearer. We ended the 2020 first quarter with $211 million in cash and short-term investments with undrawn revolver capacity under our senior credit facility of $216 million (with the ability to increase to $366 million). Although we expect the COVID-19 pandemic to have a significant adverse impact on our results of operations in the 2020 second quarter, we expect our financial position to remain strong throughout this unprecedented time.”

Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 a.m. ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s First Quarter 2020 Earnings Release Conference Call.”

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the coronavirus (COVID-19) pandemic; an increase in the

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frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. foreign trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; catastrophic loss of a Company facility; intellectual property; unclaimed property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2019 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	March 28,	March 30,
	2020	2019
Revenue	$927,566	$1,033,000
Investment income	1,167	1,138

Costs and expenses:
Purchased transportation	709,257	791,755
Commissions to agents	75,376	85,671
Other operating costs, net of gains on asset sales/dispositions	8,306	8,239
Insurance and claims	24,957	14,993
Selling, general and administrative	45,327	41,268
Depreciation and amortization	11,505	11,316

Total costs and expenses	874,728	953,242

Operating income	54,005	80,896
Interest and debt expense	952	805

Income before income taxes	53,053	80,091
Income taxes	12,158	16,791

Net income	40,895	63,300
Less: Net loss attributable to noncontrolling interest	—	(17)

Net income attributable to Landstar System, Inc. and subsidiary	$40,895	$63,317

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$1.04	$1.58

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$1.04	$1.58

Average number of shares outstanding:
Earnings per common share	39,254,000	40,161,000

Diluted earnings per share	39,254,000	40,166,000

Dividends per common share	$0.185	$0.165

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	March 28,	December 28,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$177,224	$319,515
Short-term investments	33,627	32,901
Trade accounts receivable, less allowance of $8,536 and $7,284	562,528	588,549
Other receivables, including advances to independent contractors, less allowance of $8,847 and $7,667	35,153	35,553
Other current assets	7,624	21,370

Total current assets	816,156	997,888

Operating property, less accumulated depreciation and amortization of $286,593 and $280,849	276,663	285,855
Goodwill	37,182	38,508
Other assets	106,432	105,460

Total assets	$1,236,433	$1,427,711

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$36,002	$53,878
Accounts payable	272,175	271,996
Current maturities of long-term debt	39,944	42,632
Insurance claims	50,773	44,532
Dividends payable	—	78,947
Contractor escrow	24,517	24,902
Other current liabilities	41,420	36,017

Total current liabilities	464,831	552,904

Long-term debt, excluding current maturities	61,977	70,212
Insurance claims	33,456	33,575
Deferred income taxes and other non-current liabilities	49,074	49,551

Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,167,482 and 68,083,419 shares	682	681
Additional paid-in capital	224,973	226,123
Retained earnings	1,995,018	1,962,161
Cost of 29,796,974 and 28,609,926 shares of common stock in treasury	(1,581,885)	(1,465,284)
Accumulated other comprehensive loss	(11,693)	(2,212)

Total shareholders’ equity	627,095	721,469

Total liabilities and shareholders’ equity	$1,236,433	$1,427,711

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirteen Weeks Ended
	March 28,	March 30,
	2020	2019
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$545,307	$619,014
Unsided/platform equipment	286,328	310,721
Less-than-truckload	22,941	23,376

Total truck transportation	854,576	953,111
Rail intermodal	28,129	30,015
Ocean and air cargo carriers	26,587	30,669
Other (1)	18,274	19,205

	$927,566	$1,033,000

Revenue on loads hauled via BCO Independent Contractors (2) included in total truck transportation	$431,279	$449,308

Number of loads:
Truck transportation
Truckload:
Van equipment	315,345	341,821
Unsided/platform equipment	120,589	125,170
Less-than-truckload	38,356	35,309

Total truck transportation	474,290	502,300
Rail intermodal	11,540	12,460
Ocean and air cargo carriers	7,070	7,510

	492,900	522,270

Loads hauled via BCO Independent Contractors (2) included in total truck transportation	233,400	234,850

Revenue per load:
Truck transportation
Truckload:
Van equipment	$1,729	$1,811
Unsided/platform equipment	2,374	2,482
Less-than-truckload	598	662
Total truck transportation	1,802	1,897
Rail intermodal	2,438	2,409
Ocean and air cargo carriers	3,761	4,084

Revenue per load on loads hauled via BCO Independent Contractors (2)	$1,848	$1,913

Revenue by capacity type (as a % of total revenue);
Truck capacity providers:
BCO Independent Contractors (2)	46%	43%
Truck Brokerage Carriers	46%	49%
Rail intermodal	3%	3%
Ocean and air cargo carriers	3%	3%
Other	2%	2%

	March 28,	March 30,
	2020	2019
Truck Capacity Providers
BCO Independent Contractors (2)	9,444	9,911

Truck Brokerage Carriers:
Approved and active (3)	38,879	40,404
Other approved	16,657	18,659

	55,536	59,063

Total available truck capacity providers	64,980	68,974

Trucks provided by BCO Independent Contractors (2)	10,112	10,637

(1)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(2)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(3)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.